   As filed with the Securities and Exchange Commission on December 24, 1997.
                                                     Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      SENSORMATIC ELECTRONICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       34-1024665
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                951 Yamato Road, Boca Raton, Florida 33431-0700
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                           1995 STOCK INCENTIVE PLAN
                           -------------------------
                            (Full title of the plan)

                     President and Chief Executive Officer
                      Sensormatic Electronics Corporation
                                951 Yamato Road
                         Boca Raton, Florida 33431-0700
                                 (561) 989-7000
 -------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Jerome M. LeWine, Esq.
                                Christy & Viener
                                620 Fifth Avenue
                            New York, New York 10020
                             ----------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
        Title of securities           Amount                    Proposed                Proposed                  Amount
               to be                   to be                maximum offering        maximum aggregate               of
            registered             registered(1)           price per share(2)       offering price(2)        registration fee
------------------------------------------------------- ------------------------ ----------------------- --------------------------
Common Stock,
par value $.01 per share        2,000,000 shares               $15.1968                $30,393,559.25            $8,966.10
===================================================================================================================================

(1) Shares registered hereunder are, or may become, issuable in connection with the exercise of stock awards granted under the Registrant's 1995 Stock Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers such additional securities as may become issuable in accordance with the anti-dilution provisions of the 1995 Stock Incentive Plan with respect to such awards.
(2) Estimated solely for the purposes of calculating the registration fee, pursuant to Rule 457(h), based on (i) as to shares issuable upon exercise of outstanding options, the weighted average exercise price thereof, and (ii) as to shares issuable upon the exercise of options which may be granted, the last sale reported over-the-counter per share of the Registrant's Common Stock as reported on the New York Stock Exchange on December 19, 1997.
===============================================================================
                           Page 1 of 7 Pages (Exhibit
                                Index on Page 5)

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Part I will be sent or given to employees as specified in Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Company's Registration Statement on Form S-8 (File No. 33-58299) are incorporated herein by reference.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 23rd day of December, 1997.

                                            SENSORMATIC ELECTRONICS CORPORATION

                                            By:/s/     GARRETT E. PIERCE
                                               --------------------------------
                                               Name:   Garrett E. Pierce
                                               Title:  Senior Vice President and
                                                         Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                Title                            Date
        ---------                -----                            ----

/s/ ROBERT A. VANOUREK           President and Chief              12/23/97
-----------------------------    Executive Officer
    Robert A. Vanourek           (Principal Executive
                                 Officer) and Director


/s/ GARRETT E. PIERCE            Senior Vice President and        12/23/97
-----------------------------    Chief Financial Officer
    Garrett E. Pierce            (Principal Financial
                                 Officer)


/s/ GREGORY C. THOMPSON          Vice President and               12/23/97
-----------------------------    Controller
    Gregory C. Thompson          (Principal Accounting
                                 Officer)


/s/ RONALD G. ASSAF              Director                         12/23/97
-----------------------------
    Ronald G. Assaf

        Signature                    Title                 Date
        ---------                    -----                 ----

/s/ THOMAS V. BUFFETT                Director              12/23/97
--------------------------------
    Thomas V. Buffet


/s/ TIMOTHY P. HARTMAN               Director              12/23/97
--------------------------------
    Timothy P. Hartman


/s/ JAMES E. LINEBERGER              Director              12/23/97
--------------------------------
    James E. Lineberger


/s/ J. RICHARD MUNRO                 Director              12/23/97
--------------------------------
    J. Richard Munro


/s/ JOHN T. RAY, JR.                 Director              12/23/97
--------------------------------
    John T. Ray, Jr.

                               INDEX TO EXHIBITS


  Exhibit                      Description                                                Page
  -------                      -----------                                                ----
     4.1      Composite Restated Certificate of Incorporation of the Company filed pursuant to Rule 232.102(c) of Regulation S-T*

     4.2      By-Laws of the Company**

     5.1      Opinion of Christy & Viener++                                                 6

     23.1     Consent of Christy & Viener (included in Exhibit 5)                           6

     23.2     Consent of Ernst & Young LLP++                                                7

------------

* Incorporated herein by reference to Exhibit 4(d) to Registration Statement No. 33-61626.

** Incorporated herein by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

++       Filed herewith.